Exhibit m 2 b

ECLIPSE FUNDS INC.	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
FOR CLASS A SHARES

SCHEDULE A
(AS OF OCTOBER 16, 2009)

130/30 CORE FUND
130/30 GROWTH FUND
130/30 HIGH YIELD FUND
130/30 INTERNATIONAL FUND
CASH RESERVES FUND
CONSERVATIVE ALLOCATION FUND
EPOCH U.S. ALL CAP FUND
FLOATING RATE FUND
GROWTH ALLOCATION FUND
GROWTH EQUITY FUND
INCOME MANAGER FUND
INDEXED BOND FUND
INTERMEDIATE TERM BOND FUND
MODERATE ALLOCATION FUND
MODERATE GROWTH ALLOCATION FUND
RETIREMENT 2010 FUND
RETIREMENT 2020 FUND
RETIREMENT 2030 FUND
RETIREMENT 2040 FUND
RETIREMENT 2050 FUND
S&P 500 INDEX FUND
SHORT TERM BOND FUND